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                                                                 Exhibit 4.8
                                                                 EXECUTION COPY

                             SOUCY PLEDGE AGREEMENT

          SOUCY PLEDGE AGREEMENT, dated as of December 1, 1997, made by BRANT-ALLEN INDUSTRIES, INC., a Delaware corporation (the "Pledgor") in favor of CRESTAR BANK, a Virginia banking corporation, as trustee (the "Trustee") for the benefit of the holders of the Notes (as such term is hereinafter defined).

                             W I T N E S S E T H :

     WHEREAS, the Issuers (as such term is hereinafter defined) have duly authorized the creation and issuance of the Notes (as such term is hereinafter defined), and have authorized, executed and delivered the indenture, dated as of December 1, 1997, among the Issuers, Bear Island Timberlands LLC, the Pledgor, F.F. Soucy, Inc. and the Trustee, as amended, supplemented or otherwise modified from time to time ("Indenture");

     WHEREAS, the obligations of the Issuers under the Notes and the Indenture are secured by a pledge by the Pledgor of the Soucy Collateral (as such term is hereinafter defined);

     WHEREAS, the Trustee will designate the Agent (as such term is hereinafter defined) as agent for the Trustee, and the Agent agrees to perform such duties and obligations herein in favor of the Trustee;

     NOW, THEREFORE, in consideration of the premises, and to induce (i) the Issuers to enter into the Indenture and (ii) to enhance the creditworthiness of the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of Trustee and the holders of the Notes, as follows:

     1. Defined Terms. (a) Capitalized terms used but not defined herein shall be as defined in the Indenture.

     (b) The following terms shall have the following meanings:

     "Agent": as defined in the definition in the Intercreditor Agreement.

     "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Bank Credit Agreement": the credit agreement, dated as of December 1, 1997 (as amended, supplemented or otherwise modified from time to time) among Bear Island Paper Company, LLC (the "Paper Company"), Toronto-Dominion (Texas), Inc., as administrative agent (in such capacity, the "Paper Company Agent"), the arranger party thereto and the Lenders parties thereto (the "Paper Company Lenders").

     "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

     "Collateral Documents": the pledge agreement, dated as of December 1, 1997, made by the Pledgor in favor of the Trustee (the "Timberlands Pledge Agreement"), the pledge and security agreement, dated as of December 1, 1997, made by the Paper Company in favor of the Trustee (the "Pledge and Security Agreement"), the Hypothec Agreement and this Agreement, in each case as the same may be amended, modified or otherwise supplemented from time to time.

     "Hypothec Agreement": as defined in the Indenture.

     "Indenture": as defined in the recitals hereto.

     "Intercreditor Agreement": the intercreditor agreement, dated as of December 1, 1997, among the Trustee, Issuers, Toronto-Dominion (Texas), Inc. as agent for the Timberlands Agent for the benefit of the Timberlands Lenders, and as agent for the Paper Company Agent for the benefit of the Paper Company Lenders (the "Agent"), as it may be amended, supplemented or otherwise modified from time to time.

     "Lenders": the collective reference to the Paper Company Lenders and the Timberlands Lenders.

     "Notes": the 10% senior secured notes due 2007, together with the Exchange Notes exchanged for such notes pursuant to the Indenture.

     "Paper Company": as defined in the definition of the Bank Credit
Agreement.
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     "Paper Company Agent": as defined in the definition of the Bank Credit
Agreement.

     "Paper Company Lenders": as defined in the definition of the Bank Credit Agreement.

     "Pledged Stock": the shares of Capital Stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by Soucy Inc. to the Pledgor while this Agreement is in effect.

     "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

     "Requirement of Law": as defined in the Bank Credit Agreement.

     "Secured Obligations": the collective reference to (a) the obligations of the Issuers under the Indenture, and (b) all obligations and liabilities of the Pledgor that may arise under or in connection with this Agreement or any other Collateral Document to which the Pledgor is a party, whether on account of fees, indemnities, costs, expenses or otherwise that are required to be paid by the Pledgor pursuant to the terms thereof (including without limitation all reasonable fees and disbursements of counsel to the Trustee or to the Issuers that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Collateral Document to which the Pledgor is a party.)

     "Securities Act": the Securities Act of 1933, as amended.

     "Senior Soucy Pledge Agreement": Soucy Pledge Agreement, as defined in the Bank Credit Agreement and the Timberlands Loan.

     "Soucy Collateral": the Pledged Stock and all Proceeds.

     "Soucy Collateral Account": any account established to hold cash Proceeds, maintained under the dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the holders of the Notes only as provided in paragraph 8(a).

     "Soucy Inc.": F.F. Soucy, Inc., a corporation existing under the laws of the Province of Quebec, Canada, which is the issuer of the Pledged Stock.

     "Timberlands Agent": as defined in the definition of the Timberlands Loan.

     "Timberlands Lenders": as defined in the definition of the Timberlands
Loan.

     "Timberlands Loan": the credit agreement, dated as of December 1, 1997 (as amended, supplemented or otherwise modified from time to time) among the Pledgor, Toronto-Dominion (Texas), Inc., as administrative agent (in such capacity, the "Timberlands Agent") and the Lenders parties thereto (the "Timberlands Lenders").

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Pledge; Grant of Security Interest; Appointment of Agent as agent of Trustee. (a) The Pledgor hereby pledges in favor of, and grants to, the Trustee, a security interest in the Soucy Collateral, subject only to those security interests pledged in the Senior Soucy Pledge Agreement and the hypothec constituted in the Hypothec Agreement, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

     (b) For purpose of perfecting the prior security interest of the Agent in the Soucy Collateral and the subordinate security interest of the Trustee in the Soucy Collateral, the Pledged Stock is being delivered to and held in the possession of the Agent pursuant to the Senior Soucy Pledge Agreement. Pursuant to

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the Intercreditor Agreement, the Agent has acknowledged that, for purpose of perfecting the security interest of the Trustee in the Soucy Collateral held in the possession of the Agent, the Agent holds such Soucy Collateral for the Trustee pursuant to the terms of the Intercreditor Agreement. The Intercreditor Agreement provides that when the obligations secured by the Agent's security interest in such Soucy Collateral have been repaid in full and all commitments to extend credit which would be secured by such security interest have been terminated, if this Agreement has not been terminated pursuant to Section 19 hereof, the Agent will deliver possession of such Soucy Collateral to the Trustee; and upon such delivery to the Trustee all references to rights of the Agent and delivery requirements to the Agent shall be deemed to refer to the Trustee, until this Agreement has been terminated pursuant to Section 19 hereof.

     3. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

     4. Representations and Warranties. The Pledgor represents and warrants that:

     (a) The Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Soucy Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Soucy Collateral pursuant to, this Agreement.

     (b) This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, and upon delivery to the Agent of the stock certificates evidencing the Pledged Stock and completion of the registration actions required under Quebec Law, the security interest created pursuant to this Agreement will constitute a valid, perfected security interest in the Soucy Collateral in favor of the Trustee, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Soucy Collateral from the Pledgor, except as against the security interests created pursuant to the Senior Soucy Pledge Agreement, and as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) The shares of Pledged Stock constitute 65% of all the issued and outstanding shares of all classes of the capital stock of Soucy Inc.

     (d) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (e) The Pledgor is the record and beneficial owner of, and has title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement, the Hypothec Agreement and the Senior Soucy Pledge Agreement.

     5. Covenants. The Pledgor covenants and agrees with the Trustee that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof:

     (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Trustee, hold the same in trust for the Trustee and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by the Pledgor in blank, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, the Hypothec Agreement, the Intercreditor Agreement and the Senior Soucy Pledge Agreement, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution

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of Soucy Inc. shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock, in each case pursuant to the recapitalization or reclassification of the capital of Soucy Inc. or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock (other than distributions permitted to be made or received pursuant to the Credit Agreements or the Indenture) shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the holders of the Notes, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

     (b) Except as permitted by any Credit Agreement, so long as such Credit Agreement is in effect, or the Indenture, without the prior written consent of the Trustee (which consent will not be unreasonably withheld or delayed), the Pledgor will not (1) vote to enable, or take any other action to permit, Soucy Inc. to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of Soucy Inc. except issuances of equity interests to the Pledgor which constitute Soucy Collateral hereunder or under the Senior Soucy Pledge Agreement, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Soucy Collateral or any other shares of Capital Stock of Soucy Inc. owned by the Pledgor (except as permitted pursuant to a transaction not prohibited, or expressly permitted, by the Bank Credit Agreement or the Indenture), (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Soucy Collateral or any other shares of Capital Stock of Soucy Inc. owned by the Pledgor, or any interest therein, except for the security interests created by this Agreement or under the Senior Soucy Pledge Agreement or (4) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Trustee (after foreclosure) to sell, assign or transfer any of the Soucy Collateral other than such restrictions under the Credit Agreements, the Senior Soucy Pledge Agreement, the Indenture, this Agreement or the other Collateral Documents.

     (c) The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever except for permitted liens. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Soucy Collateral (to the extent such amounts are otherwise required by this Agreement to be paid to the Trustee) shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper in excess of $500,000 shall promptly upon receipt be delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Soucy Collateral pursuant to this Agreement.

     (d) The Pledgor shall pay, and save the Trustee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Soucy Collateral or in connection with any of the transactions contemplated by this Agreement.

     6. Voting Rights. No vote shall be cast or corporate right exercised or other action taken which, in the Trustee's reasonable judgment, would impair in any material respect the Soucy Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement, or any other Collateral Document.

     7. Rights of the Trustee. (a) All money Proceeds received by the Trustee hereunder shall be held by the Trustee in a Soucy Collateral Account. All Proceeds while held by the Trustee in a Soucy Collateral Account (or by the Pledgor in trust for Trustee) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in paragraph 8(a).
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     (b) If an Event of Default shall occur and be continuing and the Trustee gives notice of its intent to exercise such rights to the Pledgor, to the extent permitted by the Intercreditor Agreement, (1) the Trustee shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make applications thereof to the Secured Obligations in such order as the Trustee may determine, and (2) all shares of the Pledged Stock shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of Soucy Inc. or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of Soucy Inc., or upon the exercise by the Pledgor or the Trustee of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Soucy Collateral Account in payment of the Secured Obligations ratably in accordance with the Intercreditor Agreement and as permitted by law.

     (b) If an Event of Default shall occur and be continuing, the Trustee, on behalf of the holders of the Notes, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, and as permitted in the Intercreditor Agreement, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, to the extent permitted by law and the Intercreditor Agreement, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Soucy Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Soucy Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law and the Intercreditor Agreement, upon any such private sale or sales, to purchase the whole or any part of the Soucy Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is waived or released upon the consummation of such sale. The Trustee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Soucy Collateral or in any way relating to the Soucy Collateral or the rights of the Trustee hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Trustee, to the payment in whole or in part of the Secured Obligations ratably in accordance with the Intercreditor Agreement and as permitted by law, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by the Trustee of any rights hereunder except to the extent arising out of negligence or bad faith of the Trustee. If any notice of a proposed sale or other disposition of Soucy Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before

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such sale or other disposition.

     9. Registration Rights; Private Sales. (a) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8(b) hereof, and if in the reasonable opinion of the Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause Soucy Inc. thereof to (1) execute and deliver, and cause the directors and officers of Soucy Inc. to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause Soucy Inc. to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions of the United States or Canada which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) The Pledgor recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit Soucy Inc. thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws of the United States or Canada, even if Soucy Inc. would agree to do so.

     (c) The Pledgor further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Trustee, that the Trustee have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     10. Irrevocable Authorization and Instruction to Soucy Inc.. The Pledgor hereby authorizes and instructs Soucy Inc. to comply with any instruction received by it from the Trustee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that Soucy Inc. shall be fully protected in so complying.

     11. Trustee's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or agent of the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Trustee's own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer, which power of attorney is only exercisable if an Event of Default shall have occurred and be continuing.

     (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof.

     12. Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Soucy Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar securities and property for its own account, except that after the occurrence and during the continuance of an Event of Default the Trustee shall have no obligation to invest funds held in any Soucy Collateral Account and may hold the same as demand deposits. Neither the Trustee nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Soucy Collateral or for any delay in doing so (unless the same shall result from the negligence or bad faith of such Person) or shall be under any obligation to sell or otherwise dispose of any Soucy Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Soucy Collateral or any part thereof.

     13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Trustee to file financing statements with respect to the Soucy Collateral without the signature of the Pledgor in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     14. Authority of Trustee. The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the holders of the Notes, be governed by the Indenture and the Intercreditor Agreement, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as a fiduciary pursuant to the Indenture with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Soucy Inc. shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     15. Notices. All notices, requests and demands to or upon the Trustee or the Pledgor to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered three Business Days after being deposited in the mails, postage prepaid, or in the case of telecopy notice, when received, addressed as follows:

     (1) if to the Trustee, at its address or transmission number for notices provided below:

                         Crestar Bank
                         Attention: Corporate Trust Department
                         919 Main Street, 10th Floor
                         Richmond, VA 23219
                         Phone: (804) 782-5726
                         Fax: (804) 782-7855

     (2) if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

The Trustee and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be

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waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Trustee, provided that any provision of this Agreement may be waived by the Trustee in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

     (b) The Trustee will not by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     18. Senior Soucy Pledge Agreement. The lien and all terms and provisions of this Agreement are subordinate and subject to the lien and all terms and provisions of the Senior Soucy Pledge Agreement. Subject to the provisions of the Intercreditor Agreement, to the extent the Pledgor's performance of any obligation under this Agreement would result in a default or breach by the Pledgor under the Senior Soucy Pledge Agreement, then Pledgor shall have no duty to perform such obligation under this Agreement to the extent that such performance would constitute a default or breach under the Senior Soucy Pledge Agreement. Notwithstanding any other provisions of this Agreement, the Trustee will not accept possession of any Soucy Collateral, or take any action with respect to Soucy Collateral (including, without limitation, the exercise of any remedies) except in accordance with and as permitted by the Intercreditor Agreement.

     19. Release of Pledge Agreement. The Pledgor shall be automatically released from its obligations under this Agreement and this Agreement shall automatically terminate on the earlier of (a) the date on which all the Secured Obligations are paid in full, (b) the date on which the Notes are rated Investment Grade and (c) the date on which the Total Committed Debt is not greater than $145,000,000; and at the time of such release the Trustee shall deliver the Soucy Collateral to the Pledgor, and will execute and deliver such other documents and instruments evidencing such termination and release.

     20. Limitation on Recourse. Anything herein to contrary notwithstanding, the Trustee shall have recourse in respect of the Secured Obligations solely to the Soucy Collateral and not to the Pledgor personally or to assets of the Pledgor other than the Soucy Collateral.

     21. Intercreditor Agreement. Anything to the contrary set forth herein notwithstanding, this Agreement shall be subject to and governed by the terms and conditions of the Intercreditor Agreement.

     22. Controlling Agreement. In the case of any conflict, inconsistency, or ambiguity between the terms of (i) the Indenture and this Agreement, the Indenture shall control and (ii) the Senior Soucy Pledge Agreement and this Agreement, the Senior Soucy Pledge Agreement shall control.

     23. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     24. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Trustee and their respective permitted successors and assigns.

     25. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     26. Notwithstanding any other provision of this Agreement, at no time shall the Pledgor be required to pledge more than 65% of all of the voting stock of all classes of the capital stock of Soucy Inc.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              BRANT-ALLEN INDUSTRIES, INC.

                              By /s/ Edward D. Sherrick
                                 -----------------------------
                              Title Senior Vice President

                              Address for Notices:

                              Post Office Box 3443
                              80 Field Point Road
                              Greenwich, Connecticut 06830
                              Phone:  203-661-3344
                              Fax: 203-661-3349


                          ACKNOWLEDGEMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the Soucy Senior Subordinated Pledge Agreement dated December 1, 1997, made by Brant-Allen Industries, Inc. for the benefit of Crestar Bank, as Trustee (the "Pledge Agreement"). The undersigned agrees for the benefit of the Trustee as follows:

     1. The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement.

     2. The terms of paragraph 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

                                        F.F. SOUCY, INC.

                               By
                                 -------------------------------

                               Title
                                    ----------------------------

                               Address for Notices:

                               ---------------------------------

                               ---------------------------------

                               Telex:
                                     ---------------------------
                               Fax:
                                   -----------------------------



                                                                    SCHEDULE 1
                              TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK

                                     Stock
                Class of          Certificate             No. of
                 Stock                 No.                Shares

              Common Stock            C-5                 271,479